Exhibit 99.1

BullFrog AI Announces Availability of Fireside Chat Recording Featuring CEOs of BullFrog AI and the Lieber Institute

Gaithersburg, MD – March 7, 2024 – BullFrog AI Holdings, Inc. (NASDAQ: BFRG; BFRGW) (“BullFrog AI” or the “Company”), a technology-enabled drug development company using artificial intelligence (AI) and machine learning to enable the successful development of pharmaceuticals and biologics, today announced the availability of the recording for the recently held fireside chat. This enlightening session, hosted by RedChip Companies on March 5, 2024, featured BullFrog AI’s CEO, Vin Singh, alongside Daniel R. Weinberger M.D., Director and CEO of the Lieber Institute for Brain Development (LIBD).

The recording can be accessed via the following link: https://youtu.be/40rogXtHBJ8

The fireside chat provided a deep dive into the early findings from the collaboration between BullFrog AI and LIBD. This collaborative effort marks a pivotal moment in psychiatric research, utilizing over 2,800 brain samples to explore schizophrenia, bipolar disorder, major depressive disorder, and control groups through advanced graph analytics. For the first time, this partnership has enabled the clustering of subjects based on biological data alone, independent of their behavioral diagnoses. This innovative method has uncovered biological differences and similarities across various brain disorders and has identified potential biological subtypes within individual disorders. These findings have the potential to not only enhance our understanding of psychiatric conditions but also lay the groundwork for developing more targeted, effective treatments and open the door to prospective revenue-generating partnerships with pharmaceutical companies.

About the Lieber Institute for Brain Development (LIBD)

The mission of the Lieber Institute for Brain Development and the Maltz Research Laboratories is to translate the understanding of basic genetic and molecular mechanisms of schizophrenia and related developmental brain disorders into clinical advances that change the lives of affected individuals. LIBD is an independent, not-for-profit 501(c)(3) organization and a Maryland tax-exempt medical research institute. The Lieber Institute’s brain repository of more than 4,000 human brains is the largest collection of postmortem brains for the study of neuropsychiatric disorders in the world.

About BullFrog AI

BullFrog AI is a technology-enabled drug development company using Artificial Intelligence and machine learning to enable the successful development of pharmaceuticals and biologics. Through its collaborations with leading research institutions, BullFrog AI is at the forefront of AI-driven drug development using its proprietary bfLEAP™ artificial intelligence platform to create and analyze networks of biological, clinical, and real-world data spanning from early discovery to late-stage clinical trials. BullFrog AI is deploying bfLEAP™ for use at several critical stages of development with the intention of streamlining data analytics in therapeutics development, decreasing the overall development costs by decreasing failure rates for new therapeutics.

For more information visit BullFrog AI at:

Website: https://bullfrogai.com

LinkedIn: https://www.linkedin.com/company/bullfrogai/

Safe Harbor Statement

This press release contains forward-looking statements. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Contact:

Investors

Dave Gentry
RedChip Companies, Inc.
BFRG@redchip.com
800-733-2447

SOURCE: BullFrog AI Holdings, Inc.